Exhibit 10.3(c)

SECOND AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of April 3, 2012, is entered into by and between SINGULEX, INC., a Delaware corporation (“Borrower”) and HORIZON CREDIT I LLC (“Lender”), a Delaware limited liability company.

RECITALS

A.                        Pursuant to that certain Venture Loan and Security Agreement dated as of November 24, 2010, as amended on May 6, 2011 (as the same has been and may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Borrower and Lender (as assignee and successor in interest to Compass Horizon Funding Company LLC), Lender, among other things, has (i) provided certain loans to Borrower as evidenced by (a) a certain Secured Promissory Note (Loan A) executed by Borrower in favor of Lender, dated November 24, 2010, in the original principal amount of Three Million Dollars ($3,000,000.00) (“Note A”), and (b) a certain Secured Promissory Note (Loan B) executed by Borrower in favor of Lender, dated December 20, 2010, in the original principal amount of Two Million Dollars ($2,000,000.00) (“Note B” and together with Note A, the “Notes”) and (ii) been granted a security interest in all assets of Borrower, except for Borrower’s Intellectual Property (as defined in the Loan Agreement).

B.                        Borrower has now requested that Lender permit Borrower to incur additional debt that would rank senior to the Notes in terms of security interest and payment rights.

C.                        Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.                                      Definitions; Interpretation.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.  Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.                                      Confirmation.  Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing Obligations of Borrower to Lender, (ii) the Obligations to Lender under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, except for Borrower’s Intellectual Property, and with respect to Third Party Equipment, consistent with the provisions of Section 4.8 of the Loan Agreement, and (iii) Borrower has no cause of action, claim, defense or set-off against the Lender in any way regarding or relating to the Loan Agreement or Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred and is continuing under the Loan Agreement.

3.                                      Amendments to Loan Agreement.

(a)                                 Borrower and Lender hereby agree that the definition of “Permitted Indebtedness” within Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Permitted Indebtedness” means and includes:

(a)                                 Indebtedness of Borrower to Lender;

(b)                                 Indebtedness of Borrower existing as of the date hereof and Indebtedness of Borrower incurred after the date hereof in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) per year, which, in both cases, is secured solely by Liens permitted under clause (e) of the definition of Permitted Liens;

(c)                                  Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(d)                                 Indebtedness existing on the date hereof and set forth on the Disclosure Schedule;

(e)                                  Indebtedness of Borrower to Bridge Bank existing on the date hereof in a current aggregate outstanding principal amount of approximately Five Million Dollars ($5,000,000) consisting of Growth Capital Advances (as defined in the Bridge Bank LSA) pursuant to the terms of the Bridge Bank LSA;

(f)                                   In addition to clause (e) above, Indebtedness in an aggregate outstanding principal amount not exceeding Five Million Dollars ($5,000,000), consisting of a revolving credit facility from Bridge Bank in which the loans are limited to not more than (i) eighty percent (80%) of Eligible Accounts (as defined in the Bridge Bank LSA), plus (ii) fifty percent (50%) of Eligible Specified Foreign Accounts (as defined in the Bridge Bank LSA), plus (iii) seventy percent (70%) of Eligible CLIA Accounts (as defined in the Bridge Bank LSA), as each are determined by Bank with reference to the most recent Borrowing Base Certificate (as defined in the Bridge Bank LSA) delivered by Borrower;

(g)                                  Subordinated Debt;

(h)                                 Indebtedness consisting of security deposits and reimbursement obligations under letters of credit in favor of landlords and utilities in the ordinary course of business, in an amount not to exceed $100,000 in the aggregate at any time outstanding; and

(i)                                     Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness above, provided that the principal amount thereof is not increased or its principal repayment modified or the terms thereof are not modified to impose more burdensome terms upon Borrower.

4.                                      Conditions to Effectiveness. Lender’s consent and agreement herein is expressly conditioned on all of the following:

(a)                                 Borrower executing and delivering an executed copy of this Agreement;

(b)                                 Borrower executing and delivering to Lender a Warrant to purchase up to 34,057 of Borrower’s Series F Preferred Stock at a purchase price of $1.1606 per share;

(c)                                  Borrower shall pay to Lender a fee in the amount of Seventy Two Thousand Five Hundred Dollars ($72,500); and

(d)                                 Borrower’s payment of Lender’s in-house legal expenses in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500) incurred in connection with the drafting, negotiation and execution of this Agreement.

5.                                      Effect of Agreement.  On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement.  Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement.  Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower.  Except as amended above, the Loan Agreement remains in full force and effect.

6.                                      Headings.  Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

7.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

8.                                      Counterparts.  This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

9.                                      Integration.  This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supercede any and all prior agreements, correspondence and communications.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:
SINGULEX, INC.

By:	/s/ Philippe Goix
Name:	Philippe Goix
Title:	President & CEO

LENDER:
HORIZON CREDIT I LLC
By: Compass Horizon Funding Company LLC, it sole member
By: Horizon Technology Finance Corporation, its sole member

By:	/s/ Gerald A. Michaud
Name:	Gerald A. Michaud
Title:	President